SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

SI-BONE, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INVITATION TO 2024 ANNUAL MEETING OF STOCKHOLDERS
DATE: Tuesday, June 25, 2024
TIME: 8:00 a.m., Pacific Time

April 29, 2024

Dear Stockholders:

It is my pleasure to invite you to attend SI-BONE's Annual Meeting of Stockholders (the "Annual Meeting") on Tuesday, June 25, 2024 at 8:00 a.m., Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will conduct at the Annual Meeting.

We have made significant and measurable progress since last year’s annual meeting of stockholders, including the following:

•Achieved worldwide revenue of $138.9 million for the full year 2023, representing an increase of ~31% over the year 2022
•Surpassed 95,000 procedures performed by over 3,600 physicians worldwide since inception
•Over 1,600 physicians performed an iFuse procedure in 2023, an ~23% increase over 2022
•Achieved gross margins of 79% for the full year 2023
•Achieved ~30% improvement in Net Loss and ~48% improvement in Adjusted EBITDA
•Exited 2023 with a solid balance sheet with ~$166 million in cash and equivalents, including $84 million in net proceeds from our follow-on offering in May 2023
•Launched closed head iFuse Bedrock Granite®
•Received patent for triangular broach instrument, a crucial technology to place triangular implants in the sacroiliac joint, providing protection through 2034 and extended patent protection of our first-generation iFuse to December 2025, with iFuse-3D patent coverage to September 2035
•Celebrated our fifteen-year commitment to advancing awareness and treatment of sacropelvic conditions

We will hold our Annual Meeting virtually in an effort to make it convenient for our stockholders to attend. During our Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement enclosed with this letter, which we encourage you to read carefully. We will also address any questions submitted before or during the Annual Meeting.

Your vote is very important to us, and I urge you to vote your shares as promptly as possible. You may vote by Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign, date, and return the proxy card in the enclosed envelope.

Finally, I continue to be humbled by the exceptional performance of the entire SI-BONE team, working diligently to introduce new products and continuing to train and educate physicians to grow our core business. On behalf of the Board, management team and employees, thank you for your continued confidence and support as we advance our mission to help patients rise up and reach for the stars. We look forward to your participation in this year’s Annual Meeting.

Sincerely yours,

/s/ Laura Francis
Laura Francis
Chief Executive Officer

SI-BONE, INC.
471 El Camino Real, Suite 101
Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2024
Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders of SI-BONE, Inc., a Delaware corporation. The meeting will be a completely virtual meeting of stockholders and will be held on Thursday, June 25, 2024 at 8:00 a.m. Pacific Time by live webcast as described in the proxy statement accompanying this notice. The Annual Meeting is being held for the following purposes:

1.    To elect the Board of Director’s two nominees for director to serve until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified.
2.    To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.    To provide an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.
4.    To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of SI-BONE, Inc. as permitted pursuant to recent amendments to the Delaware General Corporation Law.
5.    To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the virtual Annual Meeting and submit your questions and vote your shares online during the meeting by visiting www.virtualshareholdermeeting.com/SIBN2024 and using the 16-digit control number included in the Notice to enter the virtual Annual Meeting. If you determine to attend the Annual Meeting by webcast, you will only be able to participate by using your 16-digit control number provided on the proxy or information card to enter the Annual Meeting. Without your 16-digit control number, you will only be able to enter as a guest in listen-only mode and will not be able to vote. Therefore, it is important to retain a copy of your proxy or information card you receive to enable you to gain participation access to the virtual Annual Meeting.

The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2024. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2024. The record date for the Annual Meeting is April 26, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Stockholders’ Meeting to Be Held on June 25, 2024 via live webcast at www.virtualshareholdermeeting.com/SIBN2024. You will need the 16-digit control number provided on the proxy or information card in order to gain access to the Annual Meeting by live webcast.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and General Counsel
Santa Clara, California
April 29, 2024

You are cordially invited to attend the meeting by live webcast as described in the proxy statement accompanying this notice. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may vote over the internet or by a toll-free telephone number, or you may vote by mailing a completed, signed and dated proxy card or voting instruction card in the envelope provided with the proxy card or voting instruction card. Please note that any stockholder attending the virtual Annual Meeting may vote online during the meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please see the instructions in the attached proxy statement and on your proxy card or voting instruction card.

SI-BONE, Inc.
471 El Camino Real, Suite 101
Santa Clara, California 95050

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2024

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2024

This proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available on our website at https://investor.si-bone.com/financial-information/annual-reports and www.proxyvote.com.
MEETING AGENDA

Proposal Number	Proposal	Vote Required for Approval
1	To elect the Board of Directors' two nominees for director to serve until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified.	The two nominees receiving the most "For" votes will be elected; withheld votes will have no effect.
2
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
"For" votes from the holders of a majority of shares present, via webcast or represented by proxy and entitled to vote on the matter.
3	To provide an advisory non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.	"For" votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter.
4	To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of SI-BONE, Inc. as permitted pursuant to amendments to the Delaware General Corporation Law.	“For” votes from the holders of a majority of shares outstanding as of the record date.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors (the or our “Board” or “Board of Directors”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail this Notice and make this proxy statement and the form of proxy available to stockholders on or about April 29, 2024.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 25, 2024 at 8:00 a.m. Pacific Time by live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in-person physically. We invite you to attend the Annual Meeting by live webcast. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting. We encourage our stockholders to access the meeting in advance of the designated start time to have ample time for check-in procedures. To attend the Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/SIBN2024. To attend by live webcast you will need the 16-digit control number provided on the proxy or information card you receive in order to gain access to the Annual Meeting. Therefore, it is important to retain a copy of your proxy or information card you receive to enable you to gain access to the Annual Meeting. However, as noted above, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting. See caption below titled “Attending the Annual Meeting as a Guest.”

Attending the Annual Meeting as a Guest

Guests may enter the Annual Meeting in “listen-only” mode by entering the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2024 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote at the Annual Meeting.

Why is SI-BONE having a virtual Annual Meeting?

To facilitate stockholder participation in the Annual Meeting, this year’s Annual Meeting of our stockholders will be held virtually via the internet. Stockholders attending virtually via the internet will be able to listen and vote via the internet at www.virtualshareholdermeeting.com/SIBN2024 by using the 16-digit control number included on your proxy card or information card and the instructions that accompanied your proxy materials.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 26, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 41,203,980 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 26, 2024, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote via webcast at the meeting or vote by proxy. Whether or not you plan to attend the meeting via webcast, we urge you to vote by proxy by mail, over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2024, your shares are held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in the Notice or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit control number via email or on the Notice or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Who can ask questions at the Annual Meeting?

If you are attending the Annual Meeting as a stockholder of record or as a beneficial owner, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/SIBN2024, entering your 16-digit control number and following the instructions. Instructions on how to ask questions and participate in the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2024. Guests will not have the ability to ask questions during the Annual Meeting.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at our corporate headquarters. Please email us at StockholderCommunications@si-bone.com to arrange a time to review. The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2024. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2024.

What am I voting on?

There are four matters scheduled for a vote:
•Election of two directors (Proposal No. 1);
•Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2024 (Proposal No. 2);
•Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal No. 3); and
•Approve an amendment to our Amended and Restate Certificate of Incorporation to limit the liability of certain officers of SI-BONE, Inc. as permitted pursuant to amendments to the Delaware General Corporation Law (Proposal No. 4).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters, to the extent permitted under Rule 14a-4(c)(1) under the Exchange Act, in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2024, and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and the amendment of our Amended and Restated Certificate of Incorporation, you may vote “For” or “Against” or abstain from voting. For any of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote via webcast at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, vote online at the meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote via webcast even if you have already voted by proxy.

•To vote during the meeting at the live webcast, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/SIBN2024. You will need the 16-digit control number provided on the Notice or proxy registration confirmation email in order to gain access to the Annual Meeting via webcast.
•To vote by mail, if you received a proxy card by mail, you may vote by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card. Your telephone vote must be received by 8:59 p.m., Pacific Time on June 24, 2024, to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide control number from the Notice or proxy card. Your internet vote must be received by 8:59 p.m., Pacific Time on June 24, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the Notice from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the live webcast, you may be able to do so if your broker has provided you with a 16-digit control number, or if you have otherwise received a valid proxy. See “Who can vote at the Annual Meeting? - Stockholder of Record: Shares Registered in Your Name” above. To receive a valid proxy, follow the instructions from your broker or bank included with the Notice, or contact your broker or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 26, 2024.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or via webcast at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director, “For” the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2024, and “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and "For" the amendment of our Amended and Restated Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, and 3, and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to the attention of our General Counsel and Secretary at 471 El Camino Real, Suite 101, Santa Clara, California 95050.
•You may attend the Annual Meeting and vote via webcast. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent, or you may attend the virtual Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

When are Stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2024, to SI-BONE, Inc., Attn: General Counsel, 471 El Camino Real, Suite 101, Santa Clara, California 95050; provided, however, that if the 2025 annual meeting of stockholders is held before May 26, 2025 or after July 25, 2025, then your proposal must be submitted in writing a reasonable amount of time before the 2025 annual meeting of stockholders.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal must be submitted in writing and received by our Secretary at our executive offices located at 471 El Camino Real, Suite 101, Santa Clara, California 95050, not later than the close of business on March 27, 2025, nor earlier than the close of business on February 25, 2025; provided, however, that in the event that the date of the annual meeting is held earlier than May 26, 2025, or held later than July 25, 2025, notice by the stockholder to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2025; provided, however, that, in the event that the Annual Meeting is held before May 26, 2025, or after July 25, 2025, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholders wishing to make stockholder proposals or nominations for directors should consult our bylaws and Rule 14a-19 under the Exchange Act, which contain additional requirements and information regarding these matters.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” votes “Withheld” and broker non-votes, (b) with respect to the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2024, the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and the approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of SI-BONE, Inc. as permitted pursuant to amendments to the Delaware General Corporation Law, votes “For” and “Against,” abstentions and, if applicable, broker non-votes, and (c) for any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for each of Proposals No. 2, No. 3, and No. 4, and will have the same effect as “Against” votes. Broker non-votes on Proposals No. 1 and No. 3 will have no effect and will not be counted towards the vote total for any of those proposals. Broker non-votes will be counted towards the vote total for Proposal No. 4 and will have the same effect as “Against” votes. As Proposal No. 2 is a “routine” matter we do not expect there to be any broker non-votes, but if there are broker non-votes, they will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The two nominees receiving the most “For” votes will be elected; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm for the fiscal year ending December 31, 2024	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter	Against	No effect
3	Advisory vote on the compensation of our named executive officers	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter	Against	No effect
4	Approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of SI-BONE, Inc. as permitted pursuant to recent amendments to the Delaware General Corporation Law

		“For” votes from the holders of a majority of shares outstanding as of the record date	Against	Against
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting via webcast or represented by proxy. On the record date, there were 41,203,980 shares outstanding and entitled to vote. Thus, the holders of 20,601,990 shares must be present via webcast or represented by proxy at the meeting to have a quorum.

If you are a stockholder of record your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote via webcast at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting via webcast or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Annual Report to Stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently has nine members. There are three directors in Class III, the class the term of which expires in 2024: Helen Loh, Mika Nishimura and Keith C. Valentine. Each is currently a member of our Board of Directors. Ms. Nishimura has been nominated for re-election as a director at the Annual Meeting. Ms. Loh and Mr. Valentine are not standing for re-election and will therefore step down as directors and as members of the Nominating and Corporate Governance Committee upon the expiration of their terms at the conclusion of the Annual Meeting. Our Nominating and Corporate Governance Committee, following a thorough search process, has recommended that the Board of Directors nominate Thomas A. West to stand for election to our Board of Directors as a member of Class III alongside Ms. Nishimura. Our Board of Directors has nominated Mr. West to fill one of the vacancies created on our Board of Directors immediately following the expiration of the terms of Ms. Loh and Mr. Valentine at the conclusion of the Annual Meeting. Accordingly, the size of our Board of Directors will be reduced to eight directors effective at the close of the Annual Meeting. If elected at the Annual Meeting, each of the nominees would serve until the 2027 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All nine of our current directors attended our 2023 annual meeting of stockholders.

Ms. Nishimura was previously elected by our stockholders.

The following table presents, for the Class III nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their independence and position or office held, as well as their age as of March 31, 2024:

Name	Age	Position	Class
Mika Nishimura	60	Director	III
Thomas A. West	60	Director	III
Timothy "Ted" Davis	53	Lead Independent Director	I
Laura A. Francis	57	CEO	I
Jeryl L. Hilleman	66	Director	I
Jeffrey W. Dunn	69	Chairman	II
John G. Freund, M.D.	70	Director	II
Gregory K. Hinckley	77	Director	II
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

Mika Nishimura has served as a member of our Board of Directors since March 2021. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners, a life-science venture fund. Ms. Nishimura has served as a board member and the chair of the Nominating and Corporate Governance Committee for Accuray, Incorporated, a radiation therapy company since August 2021, and has served as a board advisor to Tristel, plc, a UK-based company since January 2021. Since June 2022, Ms. Nishimura has served as a member of the board of directors and the Audit, Compensation, and Nominating committees, and is the chair of the Healthcare Compliance Committee of HOYA Corporation. From 2016 to April 2020, Ms. Nishimura was Vice President, Commercialization at nVision Medical Corporation, an early clinical-stage company focused on early detection of ovarian cancer acquired by Boston Scientific. From 2011 to 2015, Ms. Nishimura was Vice President, Commercial Development at Auxogyn, which was acquired by Progyny, Inc. in 2015. Earlier in her career, Ms. Nishimura was Vice President, International Sales Operations and Marketing at ev3 Inc. Ms. Nishimura has a BA in Economics from Yale University and an MBA from Harvard Graduate School of Business Administration. We believe that Ms. Nishimura’s experience working for medical device companies across multiple phases of commercialization will enable her to make valuable contributions to our Board of Directors.

Thomas A. West has served since August 2022 as the President and Chief Executive Officer and as a member of the board of directors of Nalu Medical, Inc., a medical device company focused on developing and commercializing innovative and minimally invasive neurostimulation solutions for patients with chronic neuropathic pain. Prior to joining Nalu, Mr. West served from July 2019 to July 2022 as President, Chief Executive Officer and Director at Intersect ENT, Inc., a publicly traded sinus surgery innovator in the medical device and pharmaceutical space acquired by Medtronic plc in May 2022. Mr. West has over 30 years of medical technology experience including as Worldwide President, Diagnostic Solutions at Hologic, Inc., from October 2014 to July 2019, and previously as President of LifeScan at Johnson & Johnson. He began his healthcare career at Johnson & Johnson in 1992, assuming roles of increasing responsibility and has directly led and supported businesses around the globe in medical devices, pharmaceuticals, and consumer healthcare. Since April 2023, Mr. West has served as a member of the Board of Inogen, Inc., a publicly traded innovator in respiratory devices and he previously served as a member of the Board of Directors of Orthofix Medical, Inc., a publicly traded leader in spine, orthopedics, and biologic solutions, from December 2021 to January 2023. Mr. West received a B.A. in Politics and Economics from Princeton University and an M.B.A. from the University of Pennsylvania, Wharton School. We believe that Mr. West’s extensive experience in the medical device industry will enable him to make valuable contributions to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Timothy E. Davis, Jr. has served as a member of our Board of Directors since our inception in April 2008. Mr. Davis has served as President and Chief Executive Officer of BioTissue Holdings Inc., a privately held company focusing on the development and clinical application of human birth tissue-based products for the ocular and surgical clinical markets, since January 2022. From February 2017 through December 2021, Mr. Davis served as President and Chief Executive Officer of Active Implants, LLC, a company that provides orthopedic implant solutions. From January 2014 through September 2015, Mr. Davis served as Chief Executive Officer of MicroPort Orthopedics, Inc., a multinational producer of orthopedic products, following the purchase of Wright Medical Group’s OrthoRecon Business in January 2014. From December 2006 to January 2014, Mr. Davis served in a number of executive positions for Wright Medical Technology, Inc., a subsidiary of Wright Medical Group, Inc., including President of the OrthoRecon business. From 2004 to 2006, Mr. Davis was a Partner with MB Venture Partners, LLC, a medical technology and life sciences venture capital firm. From 1997 to 2004, Mr. Davis held various positions, ultimately serving as Vice President, with Vector Fund Management, a healthcare and life sciences focused venture capital fund. Early in his career, Mr. Davis worked in the healthcare management consulting and pharmaceutical industries. Mr. Davis received a B.E. degree in Biomedical Engineering from Vanderbilt University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Davis’ experience in the industry, his experience in compensation matters, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

Laura A. Francis has served as our Chief Executive Officer and as a member of our Board of Directors since April 2021. Previously, she served as our Chief Operating Officer from July 2019 to April 2021, and as our Chief Financial Officer from May 2015 to April 2021. Prior to joining us, Ms. Francis was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, Ms. Francis served as the Chief Financial Officer of Bruker BioSciences Corporation, a public life science instrumentation company. From May 2001 to March 2002, Ms. Francis served as Chief Operating Officer and Chief Financial Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, Ms. Francis was an engagement manager with McKinsey & Company, a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Since January 2019, Ms. Francis has served as a member of the board of directors of ShockWave Medical, Inc, a medical device company, including serving as chair of its audit committee and on its compensation committee. Ms. Francis received a B.B.A. from the University of Wisconsin and an M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California. We believe Ms. Francis’s experience in the industry, her role as our Chief Executive Officer, and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

Jeryl L. Hilleman has served as a member of our Board of Directors since December 2019. Ms. Hilleman brings extensive experience in life sciences and served as a public company CFO for close to 20 years. Most recently, from June 2014 to November 2019, Ms. Hilleman served as the Chief Financial Officer for Intersect ENT, Inc., a commercial medical device company. Prior to Intersect ENT, Ms. Hilleman served as Chief Financial Officer of several other public healthcare companies. Ms. Hilleman has served as a member of the board of directors and the chair of the Audit Committee of NovoCure, Limited and Minerva Neurosciences, Inc. since July 2018, and of HilleVax, Inc., a biopharmaceutical company, since April 2021. Ms. Hilleman previously served as a member of the board of directors of Xenoport, Inc., a biopharmaceutical company, from January 2005 to July 2016 and of Talis Biomedical Corporation, a biomedical company, from February 2021 to June 2022. Ms. Hilleman received a B.A. in History from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe Ms. Hilleman’s financial experience, experience with medical device companies and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Jeffrey W. Dunn has served as our Chairman of our Board of Directors since our inception in April 2008, and as our President and Chief Executive Officer from April 2008 until April 2021. Prior to joining us, Mr. Dunn served as Chief Executive Officer of INBONE Technologies, Inc., an ankle replacement and small bone fusion medical device company, from December 2006 to April 2008, until its sale to Wright Medical Technology, Inc. in April 2008. From August 2000 to June 2006, Mr. Dunn was the Chief Executive Officer of Active Decisions, Inc., a software as a service business, until its sale to Knova Software, Inc. From December 1999 to June 2000, Mr. Dunn was the Chief Executive Officer of Velogic, Inc., an internet performance testing software company, until its sale to Keynote Systems Inc. From June 1999 to December 1999, Mr. Dunn was the Chief Executive Officer of EnterpriseLink Inc., a provider of enterprise Internet enablement software, until its sale to Merant, Inc. From November 1994 to June 1998, Mr. Dunn was Chief Executive Officer of AccelGraphics Inc., a 3D graphics system supplier, until its sale to Evans and Sutherland Computer Corporation. As well, during his career, Mr. Dunn held executive positions with Evans and Sutherland, Cygnet Systems, Inc., Avnet, Inc. and Xerox Corporation. Mr. Dunn received a B.A. from Colgate University and an M.B.A. from Babson College. We believe Mr. Dunn’s experience in the industry, his prior role as our President and Chief Executive Officer, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

John G. Freund, M.D. has served as a member of our Board of Directors since January 2013. Dr. Freund founded Skyline Ventures, a venture capital firm, in October 1997 and served as a Managing Director until December 2022. In 2016, Dr. Freund co-founded and was Chief Executive Officer of Arixa Pharmaceuticals, Inc. an antibiotic company, which was acquired by Pfizer in October 2020.
Prior to joining Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, a private capital investment firm. In November 1995, Dr. Freund co-founded Intuitive Surgical, Inc., a medical device company, and served on its board of directors until March 2000. From 1988 to 1994, he held various positions at Acuson Corporation, a maker of ultrasound equipment that is now part of Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a general partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., an investment banking company, where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. Dr. Freund has served on the board of directors of both Collegium Pharmaceuticals, Inc., a biotechnology company, and Sutro Biopharma, Inc., a biotechnology company, since February 2014. Dr. Freund also serves on the board of directors of a number of U.S. registered investment funds managed by affiliates of the Capital Group, Inc. He also previously served on the board of directors of a number of publicly traded companies, including Tetraphase Pharmaceuticals, Inc., a biopharmaceutical company, Map Pharmaceuticals, Inc., a biopharmaceutical company, MAKO Surgical Corp., a medical device company, Proteon Therapeutics, Inc., a biotechnology company, Concert Pharmaceuticals, Inc., a biopharmaceutical company and XenoPort, Inc., a biopharmaceutical company, where he served as Chairman. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund received a B.A. in History from Harvard College, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe Dr. Freund’s experience with medical device companies, his role in the venture capital industry, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

Gregory K. Hinckley has served as a member of our Board of Directors since January 2011. Mr. Hinckley served as President of Mentor Graphics Corporation, an electronic design automation company, from November 2000 until his retirement in July 2017, and served on the board of directors from January 1999 to June 2016. From January 1997 to November 2000, he served as Executive Vice President. He has also served as the Chief Financial Officer of Mentor Graphics, first from January 1997 to July 2007 and again from December 2008 to July 2017. Previously, he served on the board of directors of Super Micro Computer, Inc., a manufacturer of servers, from January 2009 to February 2015; Intermec, Inc., a developer of automated identification and data collection solutions, from July 2004 to September 2013; and Amkor Technology, a semiconductor test and assembly company, from November 1997 to July 2007. From August 1992 to January 1997, Mr. Hinckley served as Senior Vice President, Finance of VLSI Technology, Inc., a designer and manufacturer of custom and semi-custom integrated circuits. From January 1989 to November 1991, he served as Senior Vice President and Chief Financial Officer of Crowley Maritime Corporation, a marine solutions, transportation, and logistics company. From February 1983 to January 1989, Mr. Hinckley served as Vice President and Chief Financial Officer, and since April 2017, Mr. Hinckley has served on the board of directors of Bio-Rad Laboratories, a manufacturer and supplier of products and systems for the life science research and healthcare markets. Previously, Mr. Hinckley held a number of senior officer positions with Raychem Corporation, a developer of products and services for the aerospace, automotive and telecommunications industries. Mr. Hinckley received a B.A. in Physics and Mathematics from Claremont McKenna College and was a Fulbright Scholar in applied mathematics at Nottingham University. He received an M.S. in Applied Physics from the University of California, San Diego and an M.B.A. from Harvard Business School. We believe Mr. Hinckley’s financial experience, his familiarity of serving on the boards of public companies, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

Each of our directors, other than Mr. Dunn and Ms. Francis, is independent as defined under the Nasdaq Global Market listing standards. See “Independence of the Board of Directors” immediately below.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among the directors and executive officers.

Independence of the Board of Directors

As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with SI-BONE’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and SI-BONE, its senior management and its independent auditors, the Board of Directors has affirmatively determined that (1) the following seven current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Davis, Dr. Freund, Ms. Hilleman, Mr. Hinckley, Ms. Loh, Ms. Nishimura and Mr. Valentine, and (ii) the following nominee for director is an independent director within the meaning of the applicable Nasdaq listing standards: Mr. West. In making this determination, the Board of Directors found that none of the directors or nominees for director other than Mr. Dunn and Ms. Francis had a material or other disqualifying relationship with SI-BONE and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Market. Mr. Dunn is not independent given his position as our former President and Chief Executive Officer, and Ms. Francis is not independent given her position as our Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules.

Term of Service of Directors

As described in Proposal 1 above, our directors serve for staggered three-year terms. We believe that a classified board, with a supermajority vote of our stockholders required to amend our certificate of incorporation and bylaws and thereby change this structure and/or to take other significant stockholder actions, is in the best long-term interest of our stockholders because it improves board stability and encourages long-term planning. These governance structures are also shared among a majority of our peer companies, including among our compensation peer groups described below. As our company matures, we will continue to evaluate this and other decisions we have made regarding our corporate governance structures. Members of our leadership team hold regular meetings with investors and their governance representatives to discuss their views. While some stockholders have, as a matter of general application, a preference for one-year terms for directors and simple majority voting to amend our certificate of incorporation or bylaws, we have not generally encountered significant or specific objections to the corporate governance decisions we have made.

Board Skills and Attributes

The following matrix provides information regarding the members of our Board of Directors, excluding Ms. Loh and Mr. Valentine, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board of Directors believes are most relevant to our business and industry, and which may vary from year to year. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board of Directors.

Knowledge, Skills, Experience
	Davis	Dunn	Francis	Freund	Hilleman	Hinckley	Nishimura	West
Executive Leadership	•	•	•	•	•	•		•
Finance, Tax, or Accounting				•	•	•
Healthcare Experience	•	•	•	•	•		•	•
Public Company Governance			•	•	•	•	•	•
Commercial, Marketing, and Sales							•	•
Reimbursement		•
Legal, Regulatory, Compliance		•
Research, Development, Innovation	•			•
Business Development / M&A	•							•
Technology Strategy & Planning
Operations, Manufacturing & Supply Chain			•
Strategic Planning	•						•
Corporate Communications
International		•				•	•
Risk Management						•
Cybersecurity Oversight					•
Human Capital Management			•
The following matrices provide race/ethnicity, as well as gender, of the members of our Board of Directors, excluding Ms. Loh and Mr. Valentine, as self-identified by members of the Board of Directors. To see our Board Diversity Matrix as of April 14, 2023, please see the proxy statement filed with the SEC on April 21, 2023.

Board Diversity Matrix (as of April 29, 2024)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
Asian	1	-
White	2	4

	Davis	Dunn	Francis	Freund	Hilleman	Hinckley	Nishimura
Part I: Demographic Background
Asian							•
White	•	•	•	•	•	•
Part II: Gender Identity
Male	•	•		•		•
Female			•		•		•

Board Leadership Structure

Our Board of Directors is currently chaired by Mr. Dunn. Mr. Dunn served as our Executive Chairman from April 2021, when he ceased to serve as our Chief Executive Officer, until May 2023, at which time he became non-executive Chair of the Board. We believe that the separation of the two roles of Chair of the Board and Chief Executive Officer is most beneficial in furthering SI-BONE’s ability to develop and implement strategy. In particular, in making this determination, Mr. Dunn, as our former Chief Executive Officer, will continue to have intimate knowledge of our operations, both historically and currently, which will enable him to continue to act as a bridge between management and the Board. Further, Mr. Dunn serving as Chairman alleviates the need for Ms. Francis to take on the responsibilities of Chairperson, enabling her to focus on her responsibilities in her role as our Chief Executive Officer.

The Board of Directors believes that our stockholders are best served at this time by having a Lead Independent Director who is an integral part of our Board structure and a critical aspect of effective corporate governance. Mr. Davis is our Lead Independent Director. Mr. Davis brings considerable skills and experience, as described above, to the role. We believe as well that Mr. Davis can effectively oversee and drive the activities of the Board, including:
•coordinating with the committee chairs regarding meeting agendas and informational requirements; and
•performing such other duties as may be necessary from time to time to ensure the effective functioning of the Board.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters and cybersecurity; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors, director succession planning, development of and reporting on our sustainability program, and oversight of healthcare, regulatory, and fraud and abuse compliance.

Cybersecurity

We recognize the importance of protecting our information technology (“IT”) systems. With this in mind, we have certain IT and cybersecurity measures on both an enterprise level and on an individual employee level. We have in place various types and levels of IT and cybersecurity measures, depending on the nature of the IT system and data, which are aimed at protecting IT systems to help secure long-term value for our shareholders and other stakeholders.

By way of example, these measures may include the following:
•utilization of detection and protection technologies such as endpoint detection and vulnerability and patch management programs;
•ongoing end-user security awareness training;
•security metric reporting to senior organizational leaders; and
•periodic risk assessments and maturity assessments to gauge current level of operational efficiency and effectiveness.

Our Audit Committee and senior management are responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives and our Audit Committee is briefed at least quarterly by our senior management on cybersecurity matters. To assist our executive team and Audit Committee, we have designated specific roles to officers and other employees within our company who are responsible for and directly oversee our cybersecurity efforts. Among the members of our Board of Directors, three have served as Chief Financial Officers having direct oversight of Information Technology / Cybersecurity functions, have developed expertise in this area, and now serve on the audit committees of other companies’ boards exercising cybersecurity oversight as well.

Meetings of the Board of Directors

Our Board of Directors met four times during 2023. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Board Committees and Meetings

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2023 for each of the Board committees (neither Mr. Dunn nor Ms. Francis has served on any committee to date):

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy E. Davis	X	X*
John G. Freund, M.D.		X
Jeryl L. Hilleman	X*		X
Gregory K. Hinckley	X
Helen Loh			X
Mika Nishimura		X
Keith C. Valentine			X*
Total meetings in fiscal year 2023	4	7	4

*    Committee Chairperson

Following the 2024 Annual Meeting and as recommended by our Nominating and Corporate Governance Committee and approved by our Board of Directors, Ms. Nishimura will cease to serve as a member of the Compensation Committee, Mr. West will join the Compensation Committee as a member, Ms. Nishimura will serve as the chairperson of the Nominating and Corporate Governance Committee and Dr. Freund will join the Nominating and Corporate Governance Committee as a member.

Our Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these charters are available to stockholders on SI-BONE’s website at www.si-bone.com.

Below is a description of each committee of the Board of Directors.

Audit Committee

Our Audit Committee currently consists of Mr. Davis, Mr. Hinckley, and Ms. Hilleman, each of whom satisfies the independence requirements under the Nasdaq Global Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Ms. Hilleman. Our Board has determined that each of Mr. Davis, Mr. Hinckley, and Ms. Hilleman are “audit committee financial experts” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Global Market. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include, but are not limited to:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•evaluating the qualifications, independence and performance of the independent registered public accounting firm;
•determining the scope of the annual audit and the audit fee;
•reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•considering the adequacy of our internal controls;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the annual audits of our financial statements;
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm;
•reviewing our guidelines and policies with respect to financial and information security risk management; and
•reviewing, at least annually, the Audit Committee charter and the committee’s performance.

Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of SI-BONE’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Report of the Audit Committee of the Board of Directors

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of SI-BONE. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SI-BONE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Jeryl L. Hilleman (Chairperson)
Gregory K. Hinckley
Timothy E. Davis

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SI-BONE under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Mr. Davis, Dr. Freund and Ms. Nishimura. The chairperson of our Compensation Committee is Mr. Davis. Following the 2024 Annual Meeting, and as recommended by our Nominating and Corporate Governance Committee and approved by our Board of Directors, Ms. Nishimura will cease to serve as a member of our Compensation Committee and Mr. West will join our Compensation Committee as a member. Our Board has determined Mr. Davis, Dr. Freund, Ms. Nishimura and Mr. West to be independent under the Nasdaq Global Market listing standards, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•reviewing and approving, or in the case of our Chief Executive Officer, recommending that our Board approve, the compensation of our executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•administering our employee stock purchase and equity incentive plans;
•selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•reviewing and establishing general policies relating to compensation and benefits of our employees; and
•reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with the General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of SI-BONE. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of SI-BONE, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm with compensation expertise relating to technology and life science companies, as compensation consultants. The Compensation Committee requested that Compensia:

•evaluate the efficacy of SI-BONE’s existing compensation strategy and practices in supporting and reinforcing SI-BONE’s long-term strategic goals;
•assist in refining SI-BONE’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy;
•benchmark SI-BONE’s use of its equity in its compensation program against equity utilization of its peers;
•review the adequacy and appropriateness of SI-BONE’s compensation of its independent directors and recommend annual updates to the Company’s non-employee director compensation policy; and
•perform an annual independent compensation risk assessment.

As part of its engagement, the Compensation Committee requested Compensia to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia also conducted individual interviews with members of the Compensation Committee and senior management to learn more about SI-BONE’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which SI-BONE competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations of Compensia.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth quarter of the preceding year and the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of SI-BONE’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Board conducts the evaluation of her performance, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Hilleman, Ms. Loh and Mr. Valentine. The chairperson of our Nominating and Corporate Governance Committee is Mr. Valentine. Following the 2024 Annual Meeting and as recommended by our Nominating and Corporate Governance Committee and approved by our Board of Directors, Mr. Valentine will cease to serve as the chairperson of our Nominating and Corporate Governance Committee upon the expiration of his term at the conclusion of our 2024 Annual Meeting of Stockholders to be replaced by Ms. Nishimura as the new chairperson, and Dr. Freund will join our Nominating and Corporate Governance Committee as a member. Our Board of Directors has determined Dr. Freund, Ms. Hilleman, Ms. Loh, Ms. Nishimura and Mr. Valentine each to be independent under the Nasdaq Global Market listing standards.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board;
•overseeing the process of evaluating the performance of our Board of Directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters;
•overseeing management of our environmental, social and governance oversight program; and
•overseeing administration of our healthcare compliance program.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SI-BONE, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of SI-BONE’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Potential director nominees are reviewed in the context of the current composition of the Board, the operating requirements of SI-BONE and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and SI-BONE, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to SI-BONE during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of potential director nominees, the Nominating and Corporate Governance Committee also determines whether the candidate is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential nominees, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating and Corporate Governance Committee and care of the General Counsel at the following address: 471 El Camino Real, Suite 101, Santa Clara, California 95050 no earlier than 120 days prior to the anniversary date of the mailing of SI-BONE’s proxy statement for the last Annual Meeting of Stockholders and no later than the 90th day prior to the upcoming annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of SI-BONE’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our directors has been excellent. Stockholders may communicate with the Board or any of our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: SI-BONE, Inc. Board Communication, 471 El Camino Real, Suite 101, Santa Clara, California 95050. Any communication sent must state the number of shares owned by the stockholder making the communication. The communications will be reviewed by the Chairman of the Board. The Chairman of the Board will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chairman of the Board shall discard the communication.

Code of Business Conduct and Ethics

We have adopted the SI-BONE, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on SI-BONE’s website at www.si-bone.com. If SI-BONE makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, SI-BONE will promptly disclose the nature of the amendment or waiver on its website.

We have a whistleblower hotline and website where people can report violations of the Code of Business Conduct and Ethics anonymously or by name; to date we have never had a good-faith complaint alleging violations of our Code of Conduct come into the hotline.

Corporate Governance Guidelines

In July 2018, the Board of Directors adopted, and in January 2021, December 2022 and June 2023 revised, our Corporate Governance Guidelines to assure that the Board has the necessary authority and policies in place to review and evaluate SI-BONE’s business operations as needed and to make decisions that are independent of SI-BONE’s management. The guidelines are also intended to align the interests of directors and management with those of SI-BONE’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation, board and committee self-assessments, and our prohibition on engaging in hedging, pledging or other inherently speculative transactions in our common stock. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.si-bone.com.

Hedging and Pledging Prohibition

As set forth in our Insider Trading Policy and Corporate Governance Guidelines, no director, employee or consultant to SI-BONE may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.

Stock Ownership Guidelines

In December 2020, the Board of Directors adopted stock ownership guidelines applicable to each of our directors and executive officers. Pursuant to these guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value of at least three times his or her annual base pay, each of our executive officers other than our Chief Executive Officer is expected to own shares of our common stock with a value of at least his or her annual base salary, and each of our directors is expected to own shares of our common stock with a value of at least three times our annual retainer for independent directors for service on the Board of Directors. The guidelines provide that the applicable person has five years from the later of the adoption of this policy and the time the person becomes subject to this policy to achieve their applicable stock ownership.

Sustainability Oversight and Activities

We strive to advance the interests of all our stakeholders - including patients, healthcare professionals, employees, investors, and our communities - by operating in an ethical and sustainable way. We do this by holding true to our core values of operating with Purpose, Agility and Creativity, and as a single Team. These values are at the heart of our sustainability activities. For more information about our sustainability achievements in 2023, we encourage you to read our 2023 Sustainability Summary Report, which will be available on our website in April 2024. This report and any content on our website is provided for reference only and is not incorporated by reference in this Proxy Statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited SI-BONE’s financial statements since our inception in 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws or other governing documents nor law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SI-BONE and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to SI-BONE for the fiscal years ended December 31, 2023 and 2022, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2023	2022
	(in thousands)
Audit Fees	$1,934	$1,203
Audit-related Fees	—	—
Tax Fees	70	67
All Other Fees	1	1
Total Fees	$2,005	$1,271

•Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and other services normally provided by PricewaterhouseCoopers LLP in connection with regulatory filings. The audit fee for the fiscal year ended December 31, 2023 includes $0.2 million related to services provided in connection with our follow-on public offering.
•Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.
•All Other Fees consist of fees for professional services other than the services reported above, including permissible consulting services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by SI-BONE’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. We also maintain a small standing authority for management to direct pre-approved fees, the uses of which are reviewed by the Audit Committee and the pre-approved amount of which is replenished as necessary at each meeting. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment. Please see the Executive Compensation Narrative for a description of our compensation policies and decisions.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or SI-BONE. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 3

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board has unanimously adopted a resolution to amend our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), subject to stockholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of SI-BONE, Inc. for breach of the duty of care. Article VI of our Certificate of Incorporation currently provides for the company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (“Section 102(b)(7) Amendment”).

Accordingly, the Board is asking our stockholders to approve the proposal to add to our Certificate of Incorporation a new Article VIII, to read as follows:

“VIII.

No officer of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of an officer of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.”

If the stockholders approve this proposal at the Annual Meeting, we will file a Certificate of Amendment (the “Amendment”) to our Certificate of Incorporation that adds Article VIII to our Certificate of Incorporation. In accordance with the DGCL, however, the Board may elect to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment."

Purpose and Possible Effects of the Proposed Amendment

The Board desires to amend its Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

As is currently the case with directors under our Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 4

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of SI-BONE’s common stock as of March 31, 2024, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of SI-BONE as a group; and (iv) all those known by SI-BONE to be beneficial owners of more than five percent of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, SI-BONE believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,078,762 shares outstanding on March 31, 2024, adjusted as required by rules promulgated by the SEC.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Owned	Right to Acquire Shares Within 60 days	Number of Shares Beneficially Owned	Percent of Total
Named Executive Officers and Directors:
Timothy E. Davis, Jr.	38,606	50,027	88,633	*
Jeffrey W. Dunn (1)	100,199	233,508	333,707	*
John G. Freund, M.D. (2)	124,868	37,963	162,831	*
Jeryl L. Hilleman	10,483	26,236	36,719	*
Gregory K. Hinckley (3)	155,321	18,826	174,147	*
Helen Loh	16,087	684	16,771	*
Mika Nishimura	14,484	—	14,484	*
Keith C. Valentine	52,343	37,963	90,306	*
Laura A. Francis (4)	244,406	94,050	338,456	*
Anshul Maheshwari	51,198	11,783	62,981	*
Anthony J. Recupero	81,505	210,689	292,194	*
All executive officers and directors as a group (11 persons)	889,500	721,729	1,611,229	3.9%

5% Stockholders:
Brown Advisory Incorporated (5)	4,155,434	—	4,155,434	10.1%
Blackrock, Inc. (6)	3,907,197	—	3,907,197	9.5%
First Light Asset Management, LLC (7)	2,532,227	—	2,532,227	6.2%
The Vanguard Group (8)	2,419,831	—	2,419,831	5.9%
OrbiMed Capital LLC (9)	2,144,631	—	2,144,631	5.2%

*    Less than one percent.
(1)    The outstanding shares consist of (i) 83,885 shares of common stock held by Jeffrey W. Dunn as Trustee of the Jeffrey W. Dunn Living Trust Dated May 17, 2012 and (ii) 16,314 shares held by Mr. Dunn.

(2)    The outstanding shares consist of (i) 103,899 shares of common stock held by the John Freund Family Partnership IV, L.P. (the “Family Partnership”) and (ii) 20,969 shares held by Dr. Freund. Dr. Freund disclaims beneficial ownership of the shares held by the Family Partnership, except to the extent of his pecuniary interest therein.

(3)    The outstanding shares consist of (i) 79,718 shares of common stock held by Mr. Hinckley and (ii) 75,603 shares of common stock held by Gregory K. Hinckley and Mary C. Hinckley as Community Property with the Right of Survivorship.

(4)    The outstanding shares consist of (i) 98,282 shares of common stock held by the David T and Laura A Francis Joint Revocable Trust and (ii) 146,124 shares held by Ms. Francis.

(5)    Based on a Schedule 13G/A filed on February 9, 2024, reporting beneficial ownership as of December 31, 2023. Brown Advisory Incorporated has sole voting power over 3,591,084 of these shares and shared dispositive power over all of these shares. Brown Investment Advisory & Trust Company has sole voting power and shared dispositive power over 20,718 of these shares. The address for Brown Advisory Incorporated is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231.

(6)    Based on a Schedule 13G/A filed on January 24, 2024, reporting beneficial ownership as of December 31, 2023. Blackrock, Inc. has sole voting power over 3,834,413 of these shares and sole dispositive power over 3,907,197 shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.

(7)    Based on a Schedule 13G filed on February 14, 2024, reporting beneficial ownership as of December 31, 2023. Each of First Light Asset Management, LLC (“First Light”) and Mathew P. Arens has shared voting power and shared dispositive power over all of these shares. First Light may be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain persons holding separately managed accounts with First Light and to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls First Light in his position as managing member and majority owner of First Light. Mr. Arens also directly holds 20,000 shares held in joint accounts over which he shares voting power and dispositive power. The business office of each of First Light and Mr. Arens is 3300 Edinborough Way, Suite 201, Edina, Minnesota 55435.

(8)    Based on a Schedule 13G filed on February 13, 2024, reporting beneficial ownership as of December 31, 2023. The Vanguard Group has shared voting power over 73,684 shares, sole dispositive power over 2,310,807 shares and shared dispositive power over 109,024 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)    Based on a Schedule 13G/A filed on February 14, 2024, reporting beneficial ownership as of December 31, 2023. OrbiMed Capital LLC has sole voting power and sole dispositive power over all of these shares. OrbiMed Advisors LLC has shared voting and shared dispositive power over 147,900 of these shares. The address for OrbiMed Capital LLC and OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on a review of such reports filed electronically with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely, with the exception of one Form 4 that was inadvertently filed late by Jeffrey W. Dunn due to an administrative oversight, reporting one gift transaction on November 6, 2023, which should have been timely reported on Form 5.

MANAGEMENT

The following table sets forth certain information with respect to our executive officers as of April 29, 2024.

Name	Age	Position
Laura A. Francis	57	Chief Executive Officer
Anshul Maheshwari	44	Chief Financial Officer
Anthony J. Recupero	65	President, Commercial Operations

For Ms. Francis’s biography, see “Proposal No. 1 - Election of Directors” above.

Anshul Maheshwari has served as our Chief Financial Officer since April 2021. Prior to joining us, Mr. Maheshwari was Vice President of Finance, Head of Investor Relations and Treasurer at Varian Medical Systems, where he was responsible for and led finance transformation and built finance infrastructure to support growth for a leading, global cancer platform, from June 2018 to April 2021. In April 2013, Mr. Maheshwari joined Bechtel Corporation, the largest U.S.-headquartered engineering and construction company, initially as Manager of Investments and was promoted in June 2014 to Assistant Treasurer responsible for a centralized team managing banking and capital markets, investments, cash management and foreign exchange operations before departing Bechtel in June 2018. From November 2004 to March 2013, Mr. Maheshwari held various roles in Corporate and Investment Banking at Bank of America Merrill Lynch. Mr. Maheshwari received his BCom from H.R. College of Commerce and his M.B.A. from Boston College, Carroll Graduate School of Management.

Anthony J. Recupero has served as our President, Commercial Operations since April 2021, and previously served as our Chief Commercial Officer since July 2016. Prior to joining us, Mr. Recupero was the President of Catalyst Performance Advisors, LLC, where he advised leading medical device companies on commercial strategy from June 2013 to July 2016. In July 2008, Mr. Recupero joined Baxano, Inc., a medical device company with minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, initially as Vice President of Sales and Marketing and was promoted in February 2009 to President and Chief Executive Officer until its acquisition by TranS1 in June 2013. From January 2005 to July 2008, Mr. Recupero was President of Recupero Consulting Group, LLC, where he advised leading medical device companies on commercial strategy. From October 1999 to December 2004, Mr. Recupero was the Vice President of Sales for Kyphon. Early in his career, Mr. Recupero progressed to senior sales management roles at United States Surgical Corporation and Sulzer Spine-Tech, Inc. Mr. Recupero received a B.A. in Communications from State University of New York at Albany.

EXECUTIVE COMPENSATION
Executive Compensation Narrative

This material is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for fiscal 2023. It also explains how we determined the material elements of compensation for our principal executive officer, our former principal executive officer, and our other two executive officers as of the end of fiscal 2023, and who we refer to as our “Named Executive Officers.” For 2023, our Named Executive Officers were:

◦Laura Francis, our Chief Executive Officer (our “CEO”);
◦Anshul Maheshwari, our Chief Financial Officer (our “CFO”); and
◦Anthony Recupero, our President, Commercial Operations;
We provide an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) and, in the case of our Chief Executive Officer, our Board of Directors after receiving the recommendation of our Compensation Committee, arrived at the specific compensation decisions for our Named Executive Officers in 2023.

Overview

We are a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy. In 2009, we introduced the iFuse Implant System for minimally invasive surgery of the sacroiliac joint, shown to be a source of pain in 15% to 30% of chronic low back pain. Since then, we have launched three new implant product lines to address sacroiliac joint dysfunction as well as address unmet clinical needs in pelvic fusion, fixation and management of pelvic fractures: iFuse-3D in 2017, iFuse-TORQ in 2021 and iFuse Bedrock Granite in 2022. Within the United States, iFuse, iFuse-3D and iFuse-TORQ have clearances for applications across sacroiliac joint dysfunction and fusion, adult spinal deformity and degeneration, and pelvic trauma.

2023 Business Highlights

2023 was a strong year for the company in many critical areas of performance, including strong revenue growth, record growth in our active surgeon base and improving operating leverage.

•Achieved worldwide revenue of ~$138.9 million for the full year 2023, representing an increase of ~31% over the year 2022
•Surpassed 95,000 procedures performed by over 3,600 physicians worldwide since inception
•Over 1,600 physicians performed an iFuse procedure in 2023, an ~23% increase over 2022
•Achieved gross margins of ~79% for the full year 2023
•Achieved ~29% improvement in Net Loss and ~48% improvement in Adjusted EBITDA loss
•Exited 2023 with a solid balance sheet with ~$166 million in cash and equivalents, including ~$84 million in net proceeds from our follow-on offering in May 2023
•Launched closed head iFuse Bedrock Granite®
•Received extended protection of key aspects of our intellectual property

2023 Executive Compensation Highlights

Our approach to executive compensation in 2023 reflected our measured approach to attracting, retaining, and incentivizing key members of our management team, and aligning their interests with our stockholders. Our overall compensation program consists of three components: base salary, annual cash incentive bonus, and long-term equity incentive compensation. Following are highlights of key compensation actions that were taken with respect to our Named Executive Officers for 2023:

•Base Salaries. After considering our compensation philosophy and the competitive market environment, we provided our Named Executive Officers with 3% increases in base salary at the beginning of 2023, as further described in “Base Salary” below.

•Annual Cash Bonuses. Our annual cash bonus program in 2023 was based on the achievement of financial goals – revenue and adjusted EBITDA – and operational metrics. Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. For 2023, our Compensation Committee made the determination to maintain the same annual cash incentive targets as a percentage of base salary for our Named Executive Officers that had been in place for 2022, except for Mr. Maheshwari, whose annual cash incentive target was increased from 45% to 50% of his annual base salary. Based on achievement against our 2023 targets, the actual cash incentive compensation payments made to our Named Executive Officers for 2023 represented 121.5% of their target cash bonus opportunities. Details of this program appear in “Annual Cash Bonuses” below.

•Long-Term Equity Incentive Compensation. For 2023, in addition to granting restricted stock units (RSUs) to all NEOs, we also granted Performance Share Units (PSUs) to Ms. Francis and Messrs. Maheshwari and Recupero. Ms. Francis’ 2023 equity grants are issued 50% as PSUs and 50% as RSUs; Messrs. Maheshwari and Recupero’s 2023 equity grants are issued 25% as PSUs and 75% as RSUs. RSU grants serve to align the interests of management and our stockholders and act as an important retention mechanism, and PSUs, which are based on SI-BONE’s total shareholder return relative to a group of industry peers, promote the achievement of long-term share price growth and relative outperformance. These programs are detailed in “Long-Term Incentive Compensation” below.

Pay-for-Performance Alignment

We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, and retaining a talented leadership team and appropriately rewarding them for their contributions to the business. Our 2023 executive compensation program was heavily weighted towards “at-risk” compensation:

•Cash incentive opportunities under the annual bonus plan would have value only to the extent that we achieved certain predetermined financial and operational performance goals;
•The value of the PSUs depends on the performance of our total shareholder return relative to that of a group of industry peers over one, two, and three-year performance periods; and
•The value of both RSUs and PSUs depends on our success in building and sustaining long-term shareholder value.

The following charts illustrate the pay mix for our Chief Executive Officer and our other Named Executive Officers in 2023:

Chief Executive Officer Target Pay Mix for 2023

Base Salary, 19%
Annual Target Bonus, 16%
Long-Term Equity Incentive Compensation, 64%

All Other NEOs Average Target Pay Mix for 2023

Base Salary, 25%
Annual Target Bonus, 16%
Long-Term Equity Incentive Compensation, 60%

The percentages in the charts above represent the target compensation for our CEO and the average target compensation for our other Named Executive Officers for 2023.

Governance Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2023, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

	What We Do		What We Don’t Do
✓	Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation programs	✗	No pension plans or Supplemental Executive Retirement Plans
✓	Provide compensation mix that more heavily weights variable pay and long-term equity	✗	No hedging or pledging of our securities
✓	Stock ownership requirements apply to all Named Executive Officers and directors	✗	No excise tax gross-ups upon a change of control
✓	An independent compensation consultant advises the Compensation Committee	✗	No significant perquisites to our Named Executive Officers
✓	Annually assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs	✗	No single-trigger equity acceleration or excessive severance benefits
✓	Maintain a fully independent Compensation Committee
✓	We have adopted a clawback policy that provides for the recoupment of incentive compensation in the case of a financial restatement
✓	Our Board maintains a robust succession strategy

Compensation Philosophy and Guiding Principles

We have designed our executive compensation program to reward our Named Executive Officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive environment in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our Named Executive Officers with our performance and long-term value creation for our stockholders.

The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the Compensation Committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.

As we continue to grow, the Compensation Committee evaluates our compensation philosophy and program objectives as circumstances require. At a minimum, the Compensation Committee reviews executive compensation annually.

Say-on-Pay Vote Results

At our Annual Meeting of stockholders in June 2023, our stockholders had the opportunity to cast an annual advisory vote on the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote). Approximately 92% of the votes cast on the proposal approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in last year's proxy statement. Although the vote is non-binding, our Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. The Compensation Committee believes that our voting results reflect the company's efforts to properly align pay with performance while also aligning management and stockholder interests. We value the opinions of our stockholders, and our Compensation Committee and Board of Directors will continue to consider the outcome of future advisory votes, including the say-on-pay vote which will take place at the Annual Meeting, when making compensation decisions for the Named Executive Officers.

Engagement on Executive Compensation

Even though we received support from shareholders holding approximately 92% of our shares, we nonetheless reached out in late 2023 - early 2024 to holders of 71.1% of our outstanding common stock, seeking to engage with them on executive compensation and other governance topics. We held discussions with holders of 57.9% of our outstanding common stock, including 15 of our top 25 stockholders.

We found these discussions to be extremely useful and received valuable feedback on our executive compensation program. Specific items of feedback relating to executive compensation that we heard through these engagements included:

•An interest in detailed drivers of the annual bonus program
•Acknowledgement of the continued alignment in our long-term incentive awards between the relative returns to our stockholders and the size and value of the equity awards granted to our Chief Executive Officer and Chief Financial Officer
•Affirmation that our PSU program based on Relative TSR remains an effective way of further aligning management compensation with returns to our shareholders, and remains the preferred structure for performance-based equity amount our shareholders

In response to this feedback, we took the following actions:

•We are providing additional detail in this proxy statement on the operation of the 2023 annual bonus program and the factors in the Compensation Committee’s determination of achievement levels.

We intend to continue to initiate dialog with our stockholders on executive compensation and other governance topics. In addition, we welcome stockholder communication with the Board through the channels set forth in this proxy statement.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our Named Executive Officers, though it makes recommendations to our Board of Directors in the case of our CEO. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our Named Executive Officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our Company website at http://www.si-bone.com/.

At the beginning of each year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions (i) are properly coordinated, (ii) are aligned with our mission, vision, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our Named Executive Officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at our peer companies. Following this assessment, the Compensation Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.

The factors considered by the Compensation Committee in determining the compensation of our Named Executive Officers for 2023 (or recommending to the Board in the case of our CEO) included:
•the recommendations of our CEO (except with respect to her own compensation) as described below;
•our corporate growth and other elements of financial performance;
•our corporate achievements against one or more short-term and long-term performance objectives;
•the individual performance of each Named Executive Officer against his or her management objectives;
•a review of the relevant competitive market data and executive retention analysis as prepared by its compensation consultant (as described below);
•the expected future contribution of the individual Named Executive Officer;
•historical compensation awards we have made to our Named Executive Officers; and
•internal pay equity based on the impact on our business and performance.

The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of the company, knowledge of each Named Executive Officer, knowledge of the competitive market, and business judgment.

As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding recommending to the Board her base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. Our CEO is not present during any of the deliberations regarding her compensation, and no Named Executive Officer is present during any deliberations regarding their compensation.

Role of Our CEO

Our CEO works closely with the Compensation Committee in determining the compensation of our other Named Executive Officers. Typically, our CEO works with the Compensation Committee to recommend the structure of the annual bonus plan, to identify and develop corporate performance objectives for such plan, and to evaluate actual performance against the selected measures. Our CEO also makes recommendations to the Compensation Committee as described in the following paragraph and is involved in the determination of compensation for the respective Named Executive Officers who report to her.

At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers for the previous year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. Using her subjective evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our Named Executive Officers and our corporate performance during the preceding year, these recommendations concern base salary adjustments, target annual cash bonus opportunities, actual bonus payments, and long-term incentives in the form of equity awards for each of our Named Executive Officers (other than herself) based on our results, the individual executive officer’s contribution to these results, and his performance toward achieving his individual performance goals. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target total direct compensation of each executive officer (other than our CEO), as well as each individual compensation element.

While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our Named Executive Officers. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our Named Executive Officers.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee.

In 2023, pursuant to this authority, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2023 were as follows:

•Reviewed and updated the compensation peer group;
•Provided advice with respect to compensation best practices and market trends;
•Conducted an analysis of the levels of overall compensation and each element of compensation for our Named Executive Officers and for the members of our Board of Directors; and
•Provided ad hoc advice and support on compensation and governance topics throughout the year.

Representatives of Compensia attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Compensation Committee. During 2023, Compensia met with members of our management team to collect data and obtain their perspective on various executive compensation proposals.

The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.

The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the Nasdaq Stock Market, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Competitive Positioning

Given our unique business profile, history, and market competitors, the Compensation Committee believes that the competitive market for executive talent includes primarily medical device and equipment companies and, to a lesser extent, the broader healthcare sector. Accordingly, it develops a compensation peer group to contain a carefully selected cross-section of such public companies with revenues and market capitalizations that are similar to ours, using factors described below. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations. This peer group data is supplemented with executive compensation survey data representing public medical device, technology, and life sciences companies that are of similar size to SI-BONE, as well as market trends and best practices in executive compensation and the judgment of the Compensation Committee members. Other important factors taken into consideration when determining executive pay levels include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.

2023 Compensation Peer Group

In September 2022, the Compensation Committee, with the assistance of Compensia, approved of the following target criteria for determining the composition of our peer group for purposes of evaluating the compensation of our Named Executive Officers for 2023.

•Revenue: 0.4x to 2.5x our revenue
•Market capitalization: 0.25x to 4.0x our market capitalization
•Industry: medical device and equipment
•Location: public companies headquartered in the United States

The following 17 companies were selected by the Compensation Committee as the defined peer group for purposes of 2023 executive compensation decisions:

Alphatec Holdings	LeMaitre Vascular	Sight Sciences
Apyx Medical	NeuroPace	Silk Road Medical
AxoGen	OrthoPediatrics	Treace Medical Concepts
Cerus	Pulmonx	ViewRay
ConforMIS	SeaSpine Holdings	Zynex
Cutera	ShockWave Medical

The Compensation Committee reviews the compensation peer group on an annual basis and adjusts the company composition as needed based on the current financial profile and business focus of the included companies relative to SI-BONE.

Compensation Elements

The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards.

Our Named Executive Officers also participate in the standard employee benefit plans available to most of our employees. In addition, our Named Executive Officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances.

Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our Named Executive Officers in 2023 under each of these elements.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our Named Executive Officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other Named Executive Officers.

Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers annually and makes adjustments, or in the case of the CEO recommends to the Board adjustments, to base salaries as it determines to be necessary or appropriate.

In 2023, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to her own base salary), as well as the other factors described above. Following this review, the Compensation Committee set (recommended to our Board of Directors in the case of our CEO) the base salaries of our Named Executive Officers at levels that it believed were appropriate to maintain their competitiveness. The base salaries of our Named Executive Officers established at the beginning of 2023 were as follows:

Named Executive Officer	2022 Base Salary	2023 Base Salary	Percentage Adjustment
Laura Francis	$604,000	$622,120	3.0%
Anshul Maheshwari	$426,000	$439,000	3.1%
Anthony Recupero	$458,000	$472,000	3.1%

The actual base salaries earned by our Named Executive Officers during 2023 are set forth in the “2023 Summary Compensation Table” below.

Annual Cash Bonuses

We use annual bonuses to motivate our management team, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us deliver a competitive total direct compensation opportunity to our management team. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Typically, the Compensation Committee establishes (recommends to our Board of Directors in the case of our CEO) cash bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our management team for our actual corporate performance over the fiscal year. The cash bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives.

In January 2023, the Compensation Committee determined to award (recommend to our Board of Directors in the case of our CEO) cash bonus opportunities to our Named Executive Officers, pursuant to the corporate bonus plan for 2023. The Compensation Committee has the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our Named Executive Officers. The Compensation Committee may also, in its sole discretion, increase, reduce, or eliminate a participant’s actual bonus payment.

Target Bonus Opportunities

The 2023 target annual cash bonus opportunities for each of our Named Executive Officers under the 2023 bonus plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	2023 Base Salary	2023 Target Bonus Percentage	Total 2023 Target Bonus Opportunity
Laura Francis	$622,120	85%	$528,802
Anshul Maheshwari	$439,000	50%	$219,500
Anthony Recupero	$472,000	75%	$354,000

The target annual cash bonus opportunities of our management team, including the Named Executive Officers, were driven entirely by achievement of corporate financial and operational objectives. The Compensation Committee determined this allocation to be appropriate to focus our management team on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.

Corporate Performance Objectives

For purposes of the 2023 bonus plan, the Compensation Committee selected the following as the corporate performance measures.

◦Revenue growth, weighted 50%;
◦Adjusted EBITDA, weighted 20%;
◦New product milestones ((i) Product Development Project #1, (ii) Product Development Project #2, and (iii) Product Development Project #3), weighted 20%; and
◦Voluntary attrition rate, weighted 10%.

The Compensation Committee believed these performance measures were appropriate for our business because they provide a balance between generating revenue, managing our expenses, and growing our business, which it believes most directly influence long-term stockholder value. At the same time, the Compensation Committee established target performance levels for each of these measures at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

The threshold, target, and maximum levels of achievement for each corporate performance measure and their respective payment amounts, with the actual bonus payment with respect to each measure to be determined independently, were as follows. Potential payouts under the plan range from 0% if the threshold performance level is not met, 80% of target at threshold performance, and up to 125% of target at or above maximum performance.

Corporate Performance Measure	Weight	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue growth	50%	18%	21%	25%
Adjusted EBITDA	20%	($24.5M)	($20.5M)	($16.5M)
Product Development Project #1	10%	September	August	July
Product Development Project #2	5%	December	November	October
Product Development Project #3	5%	December	November	October
Voluntary Attrition Rate (year over year)	10%	Flat	Down 1%	Down 2%

Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. In the event of actual revenue or adjusted EBITDA performance between the threshold and target, and target and maximum performance levels, the payment amount was to be calculated between each designated segment on a linear basis.

2023 Performance Results and Bonus Decisions

In January 2024, the Compensation Committee approved our actual achievement with respect to the corporate performance objectives under the 2023 bonus plan as follows:

Corporate Performance Measure	Weight	Actual Achievement	Achievement Payout Level	Bonus Contribution
Revenue growth	50%	30.5%	125.0%	62.5%
Adjusted EBITDA	20%	($17.3M)	120.0%	24.0%
Product Development Project #1	10%	July	125.0%	12.5%
Product Development Project #2	5%	October	125.0%	6.25%
Product Development Project #3	5%	October	125.0%	6.25%
Voluntary Attrition Rate (year over year)	10%	Down 1%	100.0%	10.0%
			Total	121.5%

The Compensation Committee determined that, based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at an 121.5% level. Accordingly, the Compensation Committee (our Board of Directors in the case of our CEO) approved bonus payments as follows for our Named Executive Officers:

Named Executive Officer	Target Annual Cash Bonus Opportunity	Bonus Achievement Percentage	Actual Annual Cash Bonus Payment
Laura Francis	$528,802	121.5%	$642,494
Anshul Maheshwari	$219,500	121.5%	$266,693
Anthony Recupero	$354,000	121.5%	$430,110

The actual annual cash bonuses paid to our Named Executive Officers for 2023 are also set forth in the “2023 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our management team, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the company and to share in the potential appreciation of the value of our common stock. The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our common stock underlying these awards are ever earned or vested. The Compensation Committee further believes these awards enable us to attract and retain key talent in our industry and align our management team's interests with the long-term interests of our stockholders.

Generally, in determining the size of the equity awards granted to our Named Executive Officers, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to her own equity awards), and other factors, including the comparative awards granted to similar positions at our peer companies, the performance and expected performance of the executive officer, the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives, overall market data, and information provided by our compensation consultant. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.

In January 2023, the Compensation Committee (or our Board of Directors in the case of our CEO) granted equity awards in the form of relative total shareholder return (“TSR”) PSU awards and RSU awards to our Named Executive Officers. Further, the Compensation Committee determined Ms. Francis’ 2023 long-term incentive mix would be 50% PSUs and 50% RSUs, and Messrs. Maheshwari and Recupero’s mix would be 25% PSUs and 75% RSUs. The Compensation Committee determined the mix of RSUs and PSUs for each of our Named Executive Officers with reference to market norms and predominant practices among our peer companies. The equity awards granted to our Named Executive Officers in 2023 were as follows:

Named Executive Officer	Number of RSUs	Target Number of Relative TSR PSUs	Total Target Value[1]
Laura Francis	70,252	70,252	$2,026,000
Anshul Maheshwari	57,478	19,159	$1,105,000
Anthony Recupero	57,478	19,159	$1,105,000

(1) The amounts reported in this column represent the target value of equity awards made in 2023. This differs from the aggregate grant date fair value of awards as computed in accordance with FASB ASC 718 and reported in the “2023 Summary Compensation Table” below. Target values were converted to shares using our 60-trading day average stock price as of December 31, 2022.

The PSU awards are designed to be earned based on our TSR as compared to a group of industry peers in equal tranches over one-, two-, and three-year performance periods. In each period, the target performance is the median of the industry peer group. A maximum payout of 200% of target is earned if the company’s performance exceeds the industry group median by 50 percentage points or more; no payout is earned if the company’s performance trails the industry group median by 50 percentage points or more.

Achievement Level	Performance (Points vs. 50th Percentile Company)	Payout (% of Target)
Maximum	≥ +50 Point	200%
Target	Equal to 50th percentile company	100%
Threshold	-50 Point	0%

The PSUs include interim payout opportunities after the end of the first and second years of the three-year performance period. The first interim payout opportunity is capped at 100% of one-third of the target level payout for the PSUs, while up to 200% of one-third of the target shares associated with the second-year performance period may be earned following that performance period, based on relative TSR performance and continued service through the end of the relevant year. Up to 200% of the total target shares under the whole award may be earned after the conclusion of the three-year performance period based on relative TSR performance through the end of the three-year performance period, less any shares previously earned and paid out for the first and second interim periods.

Illustration of FY23 PSU Program Performance Period / Vesting Terms

Jan 2023
Year One
Year Two
Year Three
2023 PSU Grant
Tranche 1 (Up to 33% of Target)
Tranche 2 (Up to 33% of Target x 200%)
Tranche 3 (Up to 200% of Target , less shares previously earned for Tranches 1 and 2)

Tranche 1:

1-Year Performance Period

- Measures 1-year relative TSR performance
- Up to 33% of target shares may be earned and vested (payout initially capped at target regardless of 1-year relative TSR performance)

Tranche 2:

2-Year Performance Period

- Measures 2-year relative TSR performance
- Up to 200% of 33% of target shares may be earned and vested based on 2-year relative TSR performance

Tranche 3:

3-Year Performance Period

- Measures 3-year relative TSR performance
- Payout percentage applies to the total target number of shares granted
- Up to 200% of total target shares may be earned and vested, less shares previously earned for tranches 1 and 2

The group of relative TSR industry peers was selected using objective criteria determined in advance of the start of the performance period. For the 2023 awards, the Compensation Committee determined to include constituents of the S&P Healthcare Equipment Select Index and other executive compensation peers with market cap between ~0.25x and ~4.0x SI-BONE.

The RSU awards granted to our Named Executive Officers in January 2023 were subject to a time-based vesting requirement providing that these awards are to vest quarterly over four years, assuming the continued service of the executive officers on each such vesting date.

Earned PSU Awards

As noted above, the PSUs include an interim payout opportunity after the end of the first and second years of the three-year performance period. Shares associated with the one-year performance period (one-third of total shares) are capped at the target level payout, while shares associated with the two-year performance period (one-third of total shares) may be earned at up to 200% of the target level payout, based on relative TSR performance and continued service through the end of each applicable year.

For both the first year covered by the 2023 PSUs and the second year covered by the 2022 PSUs, we outperformed on a TSR basis the median issuer in our designated TSR industry peer group, resulting in payouts of 100% of target for FY23 Tranche One and 200% of target for FY22 Tranche Two. The first tranche of the 2023 PSUs would have paid out at 200% of the target shares eligible for release but for the cap of 100% on Year 1 achievement specified in our PSU grants.

Award Tranche	SI-BONE TSR Performance vs. Median	Tranche Payout (% of Target)
FY23 Tranche 1	+63 Points	1
FY22 Tranche 2	+56 Points	2

Welfare and Health Benefits

We provide medical and life insurance benefits to our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. These benefits are provided on the same basis as all of our full-time employees, therefore are excluded from the Summary Compensation table. We also provide vacation and other paid holidays to all employees, including our executive officers.

We currently maintain a Section 401(k) retirement savings plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, up to 100% of their eligible compensation on a pre-tax basis through contributions to the Section 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. We provide a Safe Harbor nonelective employer contribution to all eligible participants in an amount equal to 3% of eligible compensation up to $1,000. We believe that providing a vehicle for tax-deferred retirement savings though our Section 401(k) plan, and making fully vested employer contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our executive officers, in accordance with our compensation policies. We do not offer our employees a non-qualified deferred compensation plan or pension plan.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2023, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for such Named Executive Officer.
SI-BONE, Inc. Severance Benefit Plan
On July 16, 2020, the Compensation Committee of our Board of Directors of SI-BONE, Inc. adopted the SI-BONE, Inc. Severance Benefit Plan (the “Severance Plan”), and form of Participation Agreement for use with the Severance Plan, pursuant to which participants in the Severance Plan, including our Named Executive Officers, will receive severance benefits if we terminate the participant’s employment with us without “cause” or the participant resigns his or her employment for “good reason” within three months prior to, or within 12 months following, a “change in control” of SI-BONE (as such terms are defined in the Severance Plan). Participants in the Severance Plan are those employees that have been designated as participants by the Board of Directors or Compensation Committee as participants in the Severance Plan and who have signed a Participation Agreement. All of our Named Executive Officers have been designated as participants in the Severance Plan.

Severance payments to our Named Executive Officers in connection with a change in control are as follows: (1) a lump sum cash payment equal to 12 months base salary (18 months in the case of Ms. Francis), (2) a lump sum cash payment of the then current annual target cash bonus (1.5 times annual target cash bonus in the case of Ms. Francis), (3) COBRA coverage for 12 months (18 months in the case of Ms. Francis), (4) full acceleration of vesting of all equity awards, and (5) extension of the post-termination exercise period to two years (or the closing of the change in control if provided in the equity award or change in control agreement).

In addition, in the event SI-BONE terminates the employment of an executive officer without cause other than within three months prior to or 12 months following a change in control, the executive officer will receive severance payments as follows: (1) a lump sum cash payment equal to 12 months base salary, and COBRA coverage for 12 months.

To obtain benefits under the Severance Plan the participant must sign and deliver to SI-BONE a release of liability in favor of SI-BONE.
Employment Arrangements
We have offer letters with each of our Named Executive Officers. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. In addition, each of our executive officers has executed our standard proprietary information and inventions agreement. Any severance provisions of the Named Executive Officers’ offer letters were superseded by the Severance Plan.

Other Compensation Policies

Stock Ownership Policy

We believe that stock ownership by our executive officers is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy that requires our executive officers to own a minimum number of shares of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. The current ownership requirements are as follows:

Named Executive Officer	Minimum Required Level of Stock Ownership
Chief Executive Officer	Value equivalent to three times annual salary
Other Executive Officers	Value equivalent to annual salary
Non-Employee Directors	Value equivalent to three times annual Board cash retainer

The non-employee Director guideline is based on the annual Board cash retainer and excludes additional cash retainers paid for Board committee service or for service as Chairperson or Lead Independent Director. Shares that count toward satisfaction of these ownership requirements include shares owned by the executive, including shares purchased on the open market. Unexercised options and unvested RSUs and PSUs do not count toward these ownership requirements. Executives have five years to comply with the applicable stock ownership requirement.

As of the end of fiscal year 2023, our CEO, each of our other Named Executive Officers, and each of our non-employee Directors had satisfied his or her required stock ownership level or was on track to do so.

Compensation Recoupment Policy

In 2023, our Board of Directors adopted a new Compensation Recoupment Policy (“Clawback Policy”) applicable to our CEO and all of our current and former executive officers. Under this policy, our Compensation Committee is obligated to recover excess incentive compensation received by any executive officer covered by our Clawback Policy on or after October 2, 2023, if any, in the event SI-BONE is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. For purposes of this policy, excess incentive compensation means the amount of certain incentive-based compensation actually received by the covered executive officer, minus the amount of such incentive-based compensation that otherwise would have been received had the incentive compensation been determined based on the applicable restated amounts. The Compensation Committee will not consider the executive officer’s responsibility or fault in enforcing our Clawback Policy to recoup the amount described above.

This Policy is intended to comply with, and will be interpreted in a manner consistent with, Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), with Exchange Act Rule 10D-1 and with the Nasdaq listing standards.

Hedging and Pledging Policies

Under our Insider Trading Policy, no director, employee or consultant to SI-BONE may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

For federal income tax purposes, publicly traded companies may be prohibited from deducting employee remuneration in excess of $1 million paid to certain “covered employees,” which may include certain Named Executive Officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer, under Section 162(m) of the Internal Revenue Code (the “Code”). Even if Section 162(m) may limit the compensation deduction, our Board of Directors and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our Named Executive Officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the company and our stockholders.

Section 409A Considerations

Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ ability to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Compensation Risk Assessment

In consultation with management and Compensia, our Compensation Committee’s independent compensation consultant, in September 2023 our Compensation Committee assessed our compensation plans, policies and practices for our Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

Summary Compensation Table
The following table shows for the fiscal years ended 2023 and 2022 compensation awarded to or paid to, or earned by, our Named Executive Officers.
Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Total
Laura A. Francis	2023	$622,120	$2,449,257	$642,494	$3,713,871
Chief Executive Officer	2022	$604,000	$3,785,800	$504,159	$4,893,959

Anthony J. Recupero	2023	$472,000	$1,154,988	$430,110	$2,057,098
President, Commercial Operations	2022	$458,000	$1,561,228	$337,317	$2,356,545

Anshul Maheshwari	2023	$439,000	$1,154,988	$266,693	$1,860,681
Chief Financial Officer	2022	$426,000	$1,516,636	$188,249	$2,130,885

(1)    Represents the aggregate grant date fair value of restricted stock units granted to the officer, computed in accordance with FASB ASC Topic 718. The fair value of the restricted stock units is based on the market price of our common stock on the date of grant. We did not grant any stock options in 2022 and 2023.

(2)     Represents payments upon the achievement of 2023 and 2022 corporate goals, as applicable, as well as individual objectives, which were paid in the first quarter of 2024 and 2023, respectively.

Outstanding Equity Awards at December 31, 2023
The following table shows, certain information regarding outstanding equity awards at December 31, 2023, for our Named Executive Officers:

			Option Awards(1)				Stock Awards		Equity Incentive Plan Awards (4)
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (2)(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Laura A. Francis	07/26/16	05/26/15	57,392	—	4.32	05/25/25	—	—	—	—
	12/12/17	09/06/17	11,277	—	4.68	03/01/27	—	—	—	—
	01/15/19	01/15/19	5,574	—	22.00	01/15/29	—	—	—	—
	07/24/19	08/15/19	—	—	—	—	—	—	—	—
	01/03/20	01/01/20	—	—	—	—	1,689	35,452	—	—
	01/05/21	01/01/21	—	—	—	—	15,400	323,246	—	—
	04/18/21	05/15/21	—	—	—	—	12,324	258,681	—	—
	01/07/22	01/01/22	—	—	—	—	35,924	754,045	106,440	2,234,176
	01/06/23	01/01/23	—	—	—	—	140,504	2,949,179	57,080	1,198,109

Anthony J. Recupero	07/26/16	07/05/16	99,190	—	4.32	07/26/26	—	—	—	—
	12/12/17	09/06/17	53,943	—	4.68	03/01/27	—	—	—	—
	01/15/19	01/15/19	42,700	—	22.00	01/15/29	—	—	—	—
	01/03/20	01/01/20	—	—	—	—	1,689	35,452	—	—
	01/05/21	01/01/21	—	—	—	—	15,400	323,246	—	—
	04/19/21	05/15/21	—	—	—	—	3,852	80,853	—	—
	01/06/22	01/01/22	—	—	—	—	39,189	822,577	—	—
	01/06/23	01/01/23	—	—	—	—	46,701	980,254	38,318	804,295

Anshul Maheshwari	04/21/21	05/15/21	—	—	—	—	14,340	300,997	—	—
	01/06/22	01/01/22	—	—	—	—	23,514	493,559	23,224	487,472
	01/06/23	01/01/23	—	—	—	—	46,701	980,254	38,318	804,295

(1)    Shares are subject to vesting as to 1/48 of the award upon continued service through each month following the vesting commencement date, through the fourth anniversary of the vesting commencement date.

(2)    The unvested shares subject to these options are subject to accelerated vesting in the event termination of the award recipient’s employment in connection with a change of control of the company.

(3)    For purposes of determining market value, we assumed a stock price of $20.99, the closing sale price per share of our common stock on December 31, 2023, the last business day of our last fiscal year.

(4)    This represents the maximum number of issuable shares under the awards. The target number of shares is 50% of the maximum shares.
Pension Benefits
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2023.

Nonqualified Deferred Compensation
Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2023.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and awards (a)	Weighted-average exercise price of outstanding stock options and awards (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by stockholders(1)(2)	3,473,620	3.47	5,673,008	(3)(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,473,620		5,673,008

(1)    The equity compensation plans approved by security holders are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)    The weighted-average exercise price includes 2,284,912 shares issuable upon vesting of outstanding awards of restricted stock units and performance-based restricted stock unit awards, which have no exercise price. Excluding these awards of restricted stock units, the weighted-average exercise price would be $10.14.
(3)    Includes 4,454,432 and 1,218,576 shares of common stock available for issuance under the 2018 Equity Incentive Plan, or the 2018 Plan, and the 2018 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2023. The shares issuable pursuant to our ESPP are not included in the number of shares to be issued pursuant to rights outstanding and the weighted-average exercise price of such rights as of December 31, 2023, as those numbers are not known.
(4)    The reserve for shares available under the 2018 Plan automatically increases on January 1st each year, through and including January 1, 2028, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. The reserve for shares available under the ESPP automatically increases on January 1st of each year through and including January 1, 2028, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 555,000 shares of common stock, or (iii) a number of shares as determined by the Board prior to the beginning of each year.

Compensation of Non-Employee Board Members
The following table shows for the fiscal year ended December 31, 2023, certain information with respect to the compensation of all non-employee directors of SI-BONE and Mr. Dunn:

Name	Fees Earned or Paid in Cash(1)	Non-Equity Incentive Plan Compensation	Stock Awards(2)	Total
Timothy E. Davis, Jr.	$75,000		$136,297	$211,297
Jeffrey W. Dunn (3)	164,170	126,567	260,441	551,178
John G. Freund, M.D.	52,000		136,297	188,297
Jeryl L. Hilleman	70,000		136,297	206,297
Gregory K. Hinckley	55,000		136,297	191,297
Helen Loh(4)	50,000		136,297	186,297
Mika Nishimura	52,000		136,297	188,297
Keith C. Valentine(5)	55,000		136,297	191,297

(1)    Payments earned for services rendered in the fourth quarter of 2023 were paid in January 2024.

(2)    Represents the aggregate grant date fair value of restricted stock unit awards (“RSUs”) granted to the non-employee director, computed in accordance with FASB ASC Topic 718. The fair value of the RSU grant is based on the market price of our common stock on the date of grant. See Note 2 to our financial statements in our Annual Report on Form 10-K, filed with the SEC on March 2, 2024. Only one RSU was granted to each non-employee director during 2023, with the exception of Mr. Dunn as he transitioned to Chair of the Board.

(3)    Cash compensation of our Executive Chair is paid as salary. In January 2024, Mr. Dunn also received an annual bonus under the Corporate Bonus Plan for 2023.

(4)    Ms. Loh is not standing for re-election at the Annual Meeting and will therefore step down as a director and as a member of the Nominating and Corporate Governance Committee upon the expiration of her term at the conclusion of the Annual Meeting.

(5) Mr. Valentine is not standing for re-election at the Annual Meeting and will therefore step down as a director and as chairperson of the Nominating and Corporate Governance Committee upon the expiration of his term at the conclusion of the Annual Meeting.

The table below lists the aggregate number of shares subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2023.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2023	Number of Shares Subject to Outstanding RSUs as of December 31, 2023
Timothy E. Davis, Jr.	71,138	4,866
Jeffrey W. Dunn	228,754	36,236
John G. Freund, M.D.	37,963	4,866
Jeryl L. Hilleman	26,236	4,866
Gregory K. Hinckley	18,826	4,866
Helen Loh	—	6,235
Mika Nishimura	—	5,550
Keith C. Valentine	37,963	4,866

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation for service on our Board and committees of our Board.
Each non-employee director receives an annual cash retainer of $45,000 for serving on our Board.
The chairperson and members of the three committees of our Board are entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	7,000
Nominating and Corporate Governance Committee	10,000	5,000
Lead Independent Director	5,000	—
Chair of the Board	45,000	—

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

Each new non-employee director who joins our Board will receive a restricted stock unit award with a value of $250,000. The shares subject to these equity awards will vest ratably over 36 months, subject to the non-employee director’s continuous service with us on each applicable vesting date.

In addition, under the policy, on the date of each annual meeting of our stockholders, each continuing non-employee director may receive a restricted stock unit award with a value of $120,000, vesting approximately one year from the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date.

In the event of a change of control (as defined in the 2018 Plan), any unvested shares subject to these equity awards will fully vest and, in the case of stock options become exercisable, immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.
Compensation of Executive Chair
On May 1, 2023, Jeffrey Dunn became our Chair of the Board and was compensated according to our non-employee director compensation policy described below. Prior to May 1, 2023, Jeffrey Dunn served as our Executive Chairman, pursuant to the Amendment dated January 5, 2021 to the Offer Letter Agreement dated December 15, 2009 and the Severance Plan Participation (the "Executive Chairman Agreement"). Pursuant to the Executive Chairman Agreement, Mr. Dunn devoted 50% of his business time to the affairs of the company, including leadership of our Board, and was paid a salary equal to approximately 50% of his salary effective immediately prior to his transition from Chief Executive Officer of the company to Executive Chair of the company in April 2021. In addition, in January 2023, our Compensation Committee approved the grant of a restricted stock unit to Mr. Dunn, vesting quarterly over the four years following the date of grant. Mr. Dunn was also eligible to participate in our annual Corporate Bonus Plan in 2023, with a target bonus amount of 100% of the salary earned in the same period, with achievement based on corporate performance, consistent with our Named Executive Officers.

Pay Versus Performance

The compensation actually paid disclosed below for our Principal Executive Officer (“PEO”) and the average of our non-PEO Named Executive Officers “Non-PEO NEOs” was calculated in accordance with the requirements of Item 402(v) of Regulation S-K. The compensation actually paid figures presented in the table below incorporate total executive compensation as reported in the Summary Compensation Table adjusted for changes in the fair value of equity awards (we do not have any pension benefits). Accordingly, compensation actually paid does not equate to the amount that is actually paid to any executive in a given year and is merely a measurement determined by the SEC in an effort to identify the relationship between executive compensation and our financial performance.

The following table sets forth the compensation actually paid to our PEO and average of our Non-PEO NEOs, serving in such capacity, along with certain measures of our performance in each of the three years ended December 31, 2023, December 31, 2022 and December 31, 2021:

Year(1)	Summary Compensation Table Total for PEO#1(2)	Compensation Actually Paid to PEO#1	Summary Compensation Table Total for PEO#2(3)	Compensation Actually Paid to PEO#2(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Value of Initial Fixed $100 Investment Based On:	Net Loss (millions)(8)
							Total Shareholder Return(7)
2023	$—	$—	$3,713,871	$7,085,626	$1,958,890	$3,453,403	$70	$(43.34)
2022	$—	$—	$4,893,959	$2,616,198	$2,243,715	$1,185,889	$45	$(61.26)
2021	$4,347,631	$1,058,832	$3,430,641	$2,203,680	$2,075,023	$1,418,469	$74	$(56.57)

(1) We are a smaller reporting company and, accordingly, we have not included any information in this table for 2019 and 2020.

(2) The dollar amounts represent the amounts of total compensation reported for Mr. Dunn (our former CEO) for 2021 in the “Total” column of the Summary Compensation Table in our 2022 proxy statement.

(3)    The dollar amounts represent the amounts of total compensation reported for Ms. Francis (our current CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(4) The dollar amounts represent the amount of “compensation actually paid” to Ms. Francis, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Francis during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Francis’s total compensation for 2023 to determine the compensation actually paid:

Year	Summary Compensation Table Total	Minus Stock and Option Awards from Summary Compensation Table	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years' Awards Vested During Year	Compensation Actually Paid
2023	$3,713,871	$2,449,257	$4,018,631	$1,002,852	$297,952	$501,577	$7,085,626

(5) The dollar amounts represent the average of the amounts reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year were Mr. Maheshwari and Mr. Recupero.

(6) The dollar amounts represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2023 to determine the compensation actually paid, using the same methodology described above in footnote 4:

Year	Avg. Summary Compensation Table Total	Minus Avg. Stock and Option Awards from Summary Compensation Table	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years	Plus Avg. Value of Awards Granted and Vested During Year	Plus Avg. Change in Value of Prior Years' Awards Vested During Year	Avg. Compensation Actually Paid
2023	$1,958,890	$1,154,988	$1,749,296	$418,790	$243,780	$237,635	$3,453,403

(7) Cumulative TSR is calculated by dividing a fixed investment of $100 at the beginning of the measurement period (December 31, 2020) into a number of shares by the value of that investment at the end of the respective year plus the cumulative amount of dividends for the period, assuming dividend reinvestment.

(8) The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all of those company measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph shows the relationship between compensation actually paid and TSR. TSR shows the cumulative total return on an investment of $100 in cash in our common stock on December 31, 2020 through December 31, 2023, assuming that any dividends were reinvested. The return shown on the graph below is not necessarily indicative of future performance, and we do not make or endorse any predictions as to future stockholder returns.

Compensation Actually Paid vs. SI-BONE TSR
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
CAP ($000s)
$120
$100
$80
$60
$40
$20
Cumulative TSR (value of fixed $100 investment)
2020
2021
2022
2023
PEO1
PEO2
non-PEO NEOs
SI-BONE TSR

Compensation Actually Paid and Net Loss

The following graph shows the relationship between compensation actually paid and Net Loss:

Compensation Actually Paid vs. Net Loss
CAP ($000s)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
Net Loss ($000s)
$-
$(10,000)
$(20,000)
$(30,000)
$(40,000)
$(50,000)
$(60,000)
$(70,000)
2021
2022
2023
PEO1
PEO2
non-PEO NEOs
Net Loss

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of SI-BONE under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transactions Policy and Procedures

Our Audit Committee has the primary responsibility for the review, approval, and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest.

We have adopted a written related party transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Certain Related Person Transactions
The following is a description of transactions since January 1, 2022, to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years and in which any of our executive officers, directors, promoters, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements discussed above.

On February 24, 2020, we entered into a joint development agreement (the “Development Agreement”) with SeaSpine Orthopedics Corporation (“SeaSpine”), which recently merged with Orthofix Medical, Inc., to develop a next generation device for sacropelvic fixation. On April 27, 2022, Addendum No.1 to the Development Agreement was entered into by and between us and SeaSpine to extend certain obligations as described under the Development Agreement. Mr. Keith Valentine, served as the President, Chief Executive Officer and a member of the board of directors of SeaSpine, also serves as a member of our Board. On October 4, 2023, Mr. Valentine resigned as a member of the Board of Directors of Orthofix. As such, subsequent to October 4, 2023, SeaSpine is no longer a related party of the Company.

Under the terms of the Development Agreement, we agreed to make monthly payments to SeaSpine to reimburse for full time resources employed by SeaSpine responsible for conducting the development activities. For the year ended December 31, 2023, we did not incur any reimbursement charges but purchased an immaterial amount of instrument components from Seaspine. For the year ended December 31, 2022, we expensed $38,725 of reimbursement charges from SeaSpine. Certain intellectual property developed pursuant to the project plan will be owned by us, certain intellectual property developed pursuant to the project plan will be owned by SeaSpine, and other intellectual property developed pursuant to the project plan will be jointly owned by SeaSpine and us. We also agreed to provide SeaSpine a royalty-free, worldwide, perpetual, non-exclusive license of certain of our intellectual property incorporated into the product to be developed. We also agreed to pay SeaSpine a product royalty, in an amount specified in the Development Agreement, for each resulting product sold for a period of 10 years beginning on the initial market launch. For the year ended December 31, 2023, we paid $0.3 million of royalties and an immaterial amount for the year ended December 31, 2022.

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board.

We have and intend to enter into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or employee.

HOUSEHOLDING AND PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are SI-BONE, Inc. stockholders will be “householding” SI-BONE’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or SI-BONE, Inc. Direct your written request to SI-BONE, Inc, Attn: Michael A. Pisetsky, General Counsel, 471 El Camino Real, Suite 101, Santa Clara, California 95050. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted under Rule 14a-4(c)(1) under the Exchange Act, on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and General Counsel

April 29, 2024

A copy of SI-BONE, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ending December 31, 2023 is available without charge upon written request to: Corporate Secretary, SI-BONE, Inc, 471 El Camino Real, Suite 101, Santa Clara, California 95050.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on June 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIBN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on June 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the nominees:

1. Election of Directors

Nominees

	For	Withhold
1a. Mika Nishimura	☐	☐
1b. Thomas A. West	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as SI-BONE, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory vote to approve executive compensation "Say-on-Pay".	☐	☐	☐
4. Approve an amendment to SI-BONE Inc.'s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted pursuant to recent amendments to the Delaware General Corporation Law.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

SI-BONE, INC.
Annual Meeting of Stockholders
June 25, 2024 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laura A. Francis and Anshul Maheshwari, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SI-BONE, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SI-BONE, Inc. to be held virtually via live webcast at www.virtualshareholdermeeting.com/SIBN2024, on Tuesday, June 25, at 8:00 a.m., Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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